UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                       May 22, 2020

PACIFIC ETHANOL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21467	41-2170618
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 Capitol Mall, Suite 2060 Sacramento, California	95814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:                       (916) 403-2123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PEIX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Note Amendment No. 6

On May 26, 2020, Pacific Ethanol, Inc. (the “Company”) and the holders (the “Noteholders”) of those certain Amended and Restated Senior Secured Notes dated as of December 22, 2019 in favor of the Noteholders (the “Amended Notes”) entered into Note Amendment No. 6 (“Note Amendment No. 6”) dated May 26, 2020 by and among the Company and the Noteholders under which the parties agreed to amend the Amended Notes by waiving the requirement that the Company make an interest payment on May 20, 2020 in the aggregate amount of approximately $2.47 million. The failure of the Noteholders to waive such interest payment by May 26, 2020 would have resulted in an Event of Default as such term is defined in the Amended Notes.

Note Amendment No. 6 also deferred the due date of one-third of the May 20, 2020 interest payment to May 27, 2020, with the remainder due and payable on or before June 20, 2020, subject to certain conditions. The May 27 payment was timely made. The Company also agreed to provide a restructuring plan to certain Noteholders by no later than June 12, 2020.

Note Amendment No. 6 also contains customary representations and warranties and other customary terms and conditions.

A description of the Amended Notes is set forth in the Company’s Current Report on Form 8-K for December 20, 2019 filed with the Securities and Exchange Commission on December 26, 2019 and is incorporated herein by this reference.

The description of Note Amendment No. 6 does not purport to be complete and is qualified in its entirety by reference to Note Amendment No. 6, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Second Amendment to Amended and Restated Employment Agreement for Neil M. Koehler

On May 22, 2020, the Company and Neil M. Koehler entered into a Second Amendment to Amended and Restated Employment Agreement (the “Second Amendment”) for Neil M. Koehler effective as of May 22, 2020, further amending that certain Amended and Restated Employment Agreement dated November 7, 2016 by and between the Company and Neil M. Koehler, as amended by that certain Amendment to Amended and Restated Employment Agreement dated as of August 1, 2018 by and between the Company and Neil M. Koehler (as amended, the “Employment Agreement”).

The Second Amendment amended certain provisions of the Employment Agreement in connection with a planned transition of Mr. Koehler’s executive management of the Company leading to his retirement. In furtherance of that plan, the Second Amendment amended his position from President and Chief Executive Officer to Co-President and Co-Chief Executive Officer. The Second Amendment also added a provision that Mr. Koehler will submit his resignation effective on September 30, 2020. The Second Amendment also removed certain cash severance payments in the event of a change of control and amended the payment of any cash severance from a lump sum payment to substantially equal installments on the Company’s regular payroll schedule. The Second Amendment also changed the accelerated vesting of any equity awards granted to Mr. Koehler which remain unvested as of the separation date from 25% to 100%.

The Second Amendment also contains customary representations and warranties and other customary terms and conditions.

The description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 26, 2020, the Company and the Noteholders entered into Note Amendment No. 6, as described in Item 1.01 above and incorporated herein by this reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2020, Neil M. Koehler, the Company’s President and Chief Executive Officer, informed the Company that he intends to retire from his positions as President and Chief Executive Officer effective on September 30, 2020. Effective as of May 22, 2020, and continuing until his retirement, Mr. Koehler will no longer serve as the Company’s President and Chief Executive Officer and will instead serve as the Company’s Co-President and Co-Chief Executive Officer. Mr. Koehler will continue to serve on the Company’s board of directors until his successor takes office.

On May 22, 2020, the Company appointed Michael D. Kandris as the Company’s Co- President and Co-Chief Executive Officer. Mr. Kandris will serve as the Company’s Co-President and Co-Chief Executive Officer in addition to his current role as the Company’s Chief Operating Officer until Mr. Koehler’s retirement, at which point he will serve as the Company’s President, Chief Executive Officer and Chief Operating Officer.

Michael D. Kandris, age 72, has served as a director since June 2008 and as the Company’s Chief Operating Officer since January 6, 2013. Mr. Kandris served as an independent contractor with supervisory responsibility for ethanol plant operations, under the direction of the Company’s Chief Executive Officer, from January 1, 2012 to January 5, 2013. Mr. Kandris was President, Western Division of Ruan Transportation Management Systems from November 2008 until his retirement in September 2009. From January 2000 to November 2008, Mr. Kandris served as President and Chief Operating Officer of Ruan Transportation Management Systems, where he had overall responsibility for all operations, finance and administrative functions. Mr. Kandris has 30 years of experience in all modes of transportation and logistics. Mr. Kandris served on the Executive Committee of the American Trucking Association and as a board member for the National Tank Truck Organization until his retirement from Ruan Transportation Management Systems in September 2009. Mr. Kandris has a B.S. degree in Business from California State University, Hayward.

Mr. Kandris’s qualifications to serve as the Company’s Co-President and Co-Chief Executive Officer and, upon Mr. Koehler’s retirement, as the Company’s President, Chief Executive Officer and Chief Operating Officer, include:

●	extensive experience in various executive leadership positions;

●	extensive experience in rail and truck transportation and logistics; and

●	day-to-day leadership experience, which gives him a deep understanding of business operations, challenges and opportunities.

There are no family relationships between Mr. Kandris and any of the Company’s directors or executive officers.

On May 29, 2020, the Company issued a press release announcing Mr. Koehler’s retirement as President and Chief Executive Officer on September 30, 2020 and the appointment of Mr. Kandris as Co-President and Co-Chief Executive Officer. The press release also announced that the Company has increased its focus on high-quality alcohol production, that it expects positive earnings before interest, taxes, depreciation and amortization for the second quarter and full year 2020 and that it is current with its lenders and has paid $16.0 million in principal on term debt year to date. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description
10.1	Note Amendment No. 6 dated as of May 26, 2020 by and among Pacific Ethanol, Inc. and the noteholders named therein (*)
10.2	Second Amendment to Amended and Restated Employment Agreement for Neil M. Koehler effective as of May 22, 2020 by and between Pacific Ethanol, Inc. and Neil M. Koehler (*)
99.1	Press Release dated May 29, 2020

(*)	Filed herewith. The agreement filed as an exhibit to this report contains representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2020	PACIFIC ETHANOL, INC.

	By:	/S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary